EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of MISONIX, INC. (the "Company") on Form 10-K for the period ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Richard Zaremba, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

          (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2) The information contained in the Report fairly represents, in all material respects, the financial condition and result of operations of the Company.

/s/  Richard  Zaremba
Chief  Financial  Officer
September  27,  2002


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

Schedule  II

                                   MISONIX, INC.
                   Valuation and Qualifying Accounts and Reserves
                      Years ended June 30, 2002, 2001 and 2000


Column A              Column B         Column C           Column D       Column E
                     Balance at        Additions          Additions     Balance at
                     Beginning       (Recoveries)      (deductions)-     end of
Description           of period    Charged (Credited)      describe        period
                                      to cost and
                                       expenses
-------------------  -----------  -------------------  ---------------  -----------

Allowance for
doubtful accounts:
Year ended June 30:

2002                 $   157,761  $           97,210   $    31,558 (A)  $   223,413

2001                 $   200,429  $          (33,698)  $     8,970 (A)  $   157,761

2000                 $    88,757  $         (366,612)  $   478,284 (A)  $   200,429


(A) Reduction in allowance for doubtful accounts due to write-off of accounts receivable balance.


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